UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

UNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

March 20, 2009

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Unity Bancorp, Inc. (the “Company”) to be held on April 23, 2009 at 3:00 p.m. at the Grand Colonial Restaurant, 86 Route 173 West, Perryville (Hampton), New Jersey.  At the Annual Meeting, shareholders will be asked to consider and vote upon:

1.               The election of the three (3) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee.

2.               To consider and approve the following advisory (non-binding) proposal: “Resolved, that the shareholders approve the compensation of the Company’s executive officers as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

3.               Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Space is limited for the Annual Meeting.  If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.  Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares of Company Common Stock will be represented.  In addition, please be kind enough to note on the proxy card whether or not you intend to be present at the Annual Meeting.

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

DAVID D. DALLAS

Chairman of the Board

UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2009

Notice is hereby given that the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Unity Bancorp, Inc., (the “Company”), will be held at the Grand Colonial Restaurant, 86 Route 173 West, Perryville (Hampton), New Jersey, on April 23, 2009 at 3:00 p.m., for the purpose of considering and voting upon the following matters:

1.               The election of directors to serve for the terms set forth in the accompanying proxy statement.

2.               To consider and approve the following advisory (non-binding) proposal: “Resolved, that the shareholders approve the compensation of the Company’s executive officers as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

3.               Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Shareholders of record at the close of business on March 6, 2009, are entitled to notice of, and to vote at, the Annual Meeting.  If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

All shareholders are cordially invited to attend the Annual Meeting.  Whether or not you contemplate attending the Annual Meeting, please execute the enclosed proxy and return it to the Company.  You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later-dated proxy or by delivering a written notice of revocation to the Company.  A return envelope, which does not require postage, if mailed in the United States, is enclosed for your convenience.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 23, 2009:

You may access the Annual Report, Proxy Statement and Proxy Card at the following website: http://www.cfpproxy.com/5394.

By Order of the Board of Directors

DAVID D. DALLAS

Chairman of the Board

March 20, 2009

Clinton, New Jersey

UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2009

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Unity Bancorp, Inc. (the “Company”) of proxies to be voted at the Company’s 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 23, 2009, and at any postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 3:00 p.m. local time.  The Annual Meeting will be held at the Grand Colonial Restaurant, 86 Route 173 West, Perryville (Hampton), New Jersey.  Shareholders will be admitted beginning at 2:45 p.m. local time. (Directions:  Route 78 West to Exit 12 to end of ramp, turn left onto Route 173 West and proceed to restaurant on right; or Route 78 East to Exit 11 to end of ramp, turn left on Route 614, turn right onto Route 173 East and proceed to restaurant.)

The Company is first mailing this proxy statement and proxy card (including voting instructions) on or about March 20, 2009, to persons who were Unity Bancorp, Inc. shareholders at the close of business on March 6, 2009, the record date for the Annual Meeting.

PROXIES AND VOTING PROCEDURES

Who Can Vote?

You are entitled to vote at the Annual Meeting all shares of the Company’s common stock, no par value per share (the “Common Stock”), that you held as of the close of business on the record date.  Each share of Common Stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

On March 6, 2009, there were 7,119,438 shares of Common Stock outstanding.

In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be available at the Annual Meeting.

Who Is the Record Holder?

You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares of Common Stock are registered directly in your name, the Company is sending these proxy materials directly to you.  If the record holder of your shares of Common Stock is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

Record Holders:

•                  By Mail.  If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of voting at the Annual Meeting on April 23, 2009.

•                  By Attending the Annual Meeting.  If you attend the Annual Meeting, you can vote your shares of Common Stock in person.

Stock Held by Brokers, Banks and Nominees:

If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on March 6, 2009.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting.  The Company will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are present at the Annual Meeting, either in person or by proxy.

If a quorum is present, Directors will be elected by a plurality of votes cast at the Annual Meeting.  Thus, a Director may be elected even if the Director receives less than a majority of the shares of Common Stock represented at the Annual Meeting. Approval of the advisory proposal on executive compensation requires the vote of a majority of those shares voting at the Annual Meeting.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given.  If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted “for” the nominees for Director, “for” the advisory proposal on executive compensation and as recommended by the Board of Directors on any other business to be conducted at the Annual Meeting.  The Board is not aware of any other business to be conducted at the Annual Meeting.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting.  However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter.  Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement.
In summary, the Board recommends a vote:

FOR the directors’ nominees to the Board of Directors; and

FOR approval of the advisory proposal on executive compensation.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of the proxy materials and the solicitation of proxies.  Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means.  In accordance with the regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (“NASD”), the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Certificate of Incorporation and the Bylaws of the Company, the Board of Directors must consist of not less than one (1) and not more than fifteen (15) Directors.  The Board of Directors of the Company currently has nine (9) members.  The Board of Directors is divided into three classes.  One class is elected each year for a term of three years.

Three (3) Directors will be elected at this Annual Meeting to serve for three-year terms expiring at the Company’s Annual Meeting in 2012 and after their successors are duly elected and qualified.  The Board has nominated Dr. Mark S. Brody, Charles S. Loring and Raj Patel to fill these positions.  Dr. Brody and Mr. Loring are current members of the Company’s Board of Directors.  Mr. Patel has served as a Director of the Bank since 2007 and was appointed to the Company’s Board on October 23, 2008.

The following tables set forth, as of the record date, the names of the nominees and the names of those directors whose terms continue beyond the Annual Meeting and their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire.

The persons named in the enclosed proxy card will vote such proxy “for” the election of each of the nominees named above unless you indicate that your vote should be withheld.  If elected, each nominee will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal.  Each of the nominees has indicated to the Company that he or she will serve if elected.  The Company does not anticipate that any of the nominees will be unable to stand for election, but if that happens, your proxy will be voted in favor of another person nominated by the Board.

The Board of Directors has nominated and recommends a vote FOR the election of Dr. Mark S. Brody, Charles S. Loring and Raj Patel.

Table I — Nominees for 2009 Annual Meeting

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years(4)	Director Since(2)	Term Expires
Dr. Mark S. Brody, 56 Director	V.P. Planned Financial Programs, Inc.; Managing Member, Financial Planning Analysts, LLC; New York State Licensed Physician	2002	2012
Charles S. Loring, 67 Director	Owner, Charles S. Loring, Certified Public Accountant	1990	2012
Raj Patel, 54 Director	President/CEO of Raja Group and of Millennium Hospitality; and Founder and Board Member of Rainbow Investment Group and Founder of Rainbow Distribution Group	2007	2012

Table II – Directors of the Company Whose Terms Continue
Beyond this Annual Meeting

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years(4)	Director Since(2)	Term Expires
James A. Hughes, 50 President, CEO and Director	President and CEO of the Company and the Bank	2002	2010
Allen Tucker, 82 Vice-Chairman	President, Tucker Enterprises Real Estate Builder and Investor	1995	2010
Wayne Courtright, 61 Director	Retired, Former Banker	2004	2011
David D. Dallas(3), 54 Chairman	Chairman of the Company and the Bank; Chief Excecutive Officer of Dallas Group of America, Inc. (Chemicals)	1990	2011
Robert H. Dallas II,(3), 62	President of Dallas Group of America, Inc. (Chemicals)	1990	2011
Peter E. Maricondo, 62 Director	Financial Consultant	2004	2011

(1)  Each director of the Company is also a director of the Bank.

(2)  Includes prior service on the Board of Directors of the Bank.

(3)  David D. Dallas and Robert H. Dallas, II, are brothers.

(4)  No Director of the Company is also a Director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

GOVERNANCE OF THE COMPANY

Meetings of the Board of Directors and Committee Meetings

During the fiscal year ended December 31, 2008, the Board of Directors of the Company held fourteen (14) meetings.  During the fiscal year ended December 31, 2008, no director attended fewer than 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) meetings of the Committees of the Board of Directors on which such director served.  The Board of Directors has determined that each of the following Directors of the Company is “independent,” for Audit Committee purposes, within the meaning of the NASDAQ’s listing standards:  Dr. Mark S. Brody, Wayne Courtright, Peter E. Maricondo, Charles S. Loring and Allen Tucker, constituting a majority of the Board.  In reviewing the independence of these directors, the Board considered that Messrs. Brody, Loring, Maricondo and Tucker engaged in ordinary course banking transactions with the Bank, including loans that were made in accordance with Federal Reserve Regulation O.  The Company’s policy is to require all Directors to attend annual meetings of shareholders absent extenuating circumstances.  All of the Company’s Directors attended the Company’s 2008 Annual Meeting of Shareholders.

Audit Committee

The Company maintains an Audit Committee of the Board of Directors, which consisted of Chairman Peter E. Maricondo, and Directors Mark S. Brody, Wayne Courtright and Charles S. Loring, during the fiscal year ended December 31, 2008.  The Audit Committee met four (4) times in 2008, and also held three (3) telephone conference calls with its external auditors in 2008.  All Directors who serve on the Audit Committee are “independent” under the heightened NASDAQ listing standards and Securities and Exchange Commissions rules applicable to audit committees.  The Board has determined that Messrs. Maricondo, Loring and Brody are considered “audit committee financial experts” as defined in Item 401(h) of Securities and Exchange Commission Regulation S-K.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Board has adopted a written charter setting forth the functions of the Audit Committee.  The functions of the Audit Committee are to: (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Company’s external audit and internal auditing functions and determine the engagement of the external and internal auditors; (iii) provide avenues of communication among the external and internal auditors and the Board of Directors; (iv) review and monitor compliance with the Company’s Bank Secrecy Act (BSA) policy procedures and practices; and (v) review and monitor compliance with the Company’s policies, procedures and practices.  The Audit Committee reviews this charter annually in order to assure compliance with current SEC and NASDAQ rule-making and to assure that the Audit Committee’s functions and procedures are appropriately defined and implemented.  A copy of our Audit Committee charter is available on our website at www.unitybank.com.

The Audit Committee also reviews and evaluates the recommendations of the Company’s independent certified public accountant, receives all reports of examination of the Company and the Bank by regulatory agencies, analyzes such regulatory reports and informs the Board of the results of their analysis of the regulatory reports.  In addition, the Audit Committee receives reports directly from the Company’s internal auditors and recommends any action to be taken in connection therewith.

Compensation Committee

The Compensation Committee consisted of Chairman Mark S. Brody and Director Peter E. Maricondo during the fiscal year ended December 31, 2008. The Compensation Committee met three (3) times in 2008.  As of the date hereof, both Directors Mark S. Brody and Peter E. Maricondo are considered to be “independent” for purposes of NASDAQ listing standards.

The Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities with respect to human resources issues, policies relating to human resources and compensation of employees, including executive compensation.  The Compensation Committee performs functions that include monitoring human resources and compensation issues and practices, both internally and in the marketplace, conducting surveys and studies as to these issues, keeping abreast of current developments in the relevant fields, developing compensation ranges/grades, human resources policies and employment manual updates.  Based on the results of its activities, the Compensation Committee sets the compensation for our executive officers and for the members of our Board.  The Compensation Committee does not delegate its authority regarding compensation.  Currently, no consultants are engaged or used by the Compensation Committee for purposes of determining or recommending compensation.  In 2008, the Compensation Committee met three (3) times. The Board of Directors has adopted a written charter for the Compensation Committee which is available on our website at www.unitybank.com

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee are or were officers or employees of the Company.

The Company does not maintain a separate Nominating Committee.  The full Board of Directors, which is comprised of a majority of independent directors within the meaning of the NASDAQ listing standards, performs the functions and fulfills the role of a nominating committee.  In accordance with NASDAQ listing standards, each nominee selected by the Board must be approved by a majority of the independent Directors.  The Company does not believe that a nominating committee is needed in light of the foregoing approval requirement and the fact that the Board consists largely of independent Directors.  Although the Board has not adopted a formal written charter relating to its nominating procedures, it has adopted a resolution regarding the nomination process.  The Board of Directors carefully considers all director candidates recommended by the Company’s stockholders, and the Board does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates.  In its evaluation of each proposed candidate, the Board considers many factors including, without limitation, the individual’s experience, character, demonstrations of judgment and ability, and financial and other special expertise.  The Board is also authorized to obtain the assistance of an independent third party to complete the process of finding, evaluating and selecting suitable candidates for director.  Candidates must be at least 30 years old.  Any shareholder who wishes to recommend an individual as a nominee for election to the Board of Directors should submit such recommendation in writing to the Corporate Secretary of the Company, together with information regarding the experience, education and general background of the individual and a statement as to why the shareholder believes such individual to be an appropriate candidate for Director of the Company.  Such recommendation should be provided to the Company no later than the deadline for submission of shareholder proposals with respect to the annual meeting at which such candidate, if nominated by the Board, would be proposed for election.

Communications with the Board of Directors

The Company encourages shareholder communications with the Board of Directors, but does not have a formal process.  All such communications should be directed to the Chief Executive Officer of the Company, who will circulate them to the other members of the Board.  The Board does not screen shareholder communications through management.

Code of Ethics

The Company has adopted a Code of Ethics in accordance with SEC regulations, applicable to the Company’s Chief Executive Officer, Chief Operating Officer, senior financial officers and the Board of Directors.  Our Code of ethics is available on our website at www.unitybank.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008, was McGladrey & Pullen, LLP.  Representatives of McGladrey & Pullen, LLP, are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Company’s Independent Registered Public Accounting Firm during Fiscal Years 2007 and 2008.

Audit Fees

The Company was billed or is expected to be billed the aggregate amount of $158,623 for fiscal year ended December 31, 2008, for professional services rendered by McGladrey & Pullen, LLP, for its audit of the Company’s Financial Statements for 2008 and review of the financial statements included in the Company’s Forms 10-Q during 2008.

The Company was billed or is expected to be billed the aggregate amount of $147,423 for fiscal year ended December 31, 2007, for professional services rendered by McGladrey & Pullen, LLP, for its audit of the Company’s consolidated Financial Statements for 2007 and review of the consolidated financial statements included in the Company’s Forms 10-Q during 2007.

All Other Fees

In addition to the fees set forth above under Audit Fees, the Company was billed $25,000 for professional services related to the Audit of the Company’s 401K Plan and $10,000 for the professional services related to the S-3 filing for the Company’s Dividend Reinvestment Plan in fiscal year 2008.  The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of McGladrey & Pullen, LLP, and approved such retentions.

In addition to the fees set forth above under Audit Fees, the Company was billed $18,000 for professional services related to the Audit of the Company’s 401K Plan in fiscal year 2007.  The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of McGladrey & Pullen LLP, and approved such retentions.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.  Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.  The Audit Committee has approved an exception to this pre-approval policy, allowing management to engage the Company’s independent auditor to provide permissible non-audit services, provided that the total cost of such services, in the aggregate, does not exceed $10,000 in any year.  Management will then report the engagement to the Audit Committee at its next meeting.  All audit and permissible non-audit services provided by McGladrey & Pullen, LLP to the Company for the fiscal years ended 2008 and 2007 were approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee meets at least four times per year to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting.  The Audit Committee meets with the Company’s independent registered public accounting firm and the Company’s internal auditors, who have unrestricted access to the Audit Committee.

Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.  The independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly represent the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles and discusses with the Audit Committee any issues they believe should be raised with the Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm.  The Audit Committee has discussed with McGladrey & Pullen, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 as amended (Communication with Audit Committees).  The Audit Committee also received the written disclosures and letters from McGladrey & Pullen, LLP, that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees, the independence standards of the Public Company accounting Oversight Board, and the U.S. Securities and Exchange Commission) and have discussed such independence with representatives of McGladrey & Pullen, LLP.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the U.S. Securities and Exchange Commission.

Peter E. Maricondo, Chairman

Dr. Mark S. Brody

Wayne Courtright

Charles S. Loring

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following tables set forth, as of February 13, 2009, certain information concerning the ownership of shares of Common Stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in this Proxy Statement under the caption “Executive Compensation,” and (iv) all Directors and Executive Officers of the Company as a group.

Name and Position With Company(1)	Number of Shares Beneficially Owned(2)		Percent of Class
Mark S. Brody, Director	618,544	(3)	8.66%
Wayne Courtright, Director	83,044	(4)	1.17%
David D. Dallas, Chairman	1,110,681	(5)	15.46%
Robert H. Dallas, II, Director	1,051,721	(6)	14.64%
Charles S. Loring, Director	271,065	(7)	3.77%
Peter E. Maricondo, Director	7,642	(8)	0.11%
Raj Patel, Director	2,341	(9)	0.03%
Allen Tucker, Director	288,083	(10)	4.01%
James A. Hughes, President and Director	115,807	(11)	1.61%
Alan J. Bedner, Exec. V.P. and Chief Financial Officer	34,344	(12)	0.48%
Michael F. Downes, Exec. V.P. and Chief Lending Officer	94,869	(13)	1.32%
John J. Kauchak, Exec. V.P. and Chief Deposit Officer	104,390	(14)	1.45%
Directors and Executive Officers of the Company as a Group (12 persons)	2,951,067	(15)	38.49%
5% Shareholders:
Wellington Management Company, LLP	415, 960	(16)	5.85%
Robert Cassera	357,551	(17)	5.0%

(1)     The address for Wellington Management Company is 75 State Street, Boston, MA, 02109.  The address for Mr. Cassera is 160 Broadway, 15th Floor, New York, New York 10038.  The address for all other listed persons is c/o Unity Bank, 64 Old Highway 22, Clinton, New Jersey, 08809.

(2)     Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power.  It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within sixty (60) days by the exercise of any right or option.  Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(3)     Includes 19,841 shares held jointly with his spouse.  Also includes 59,429 shares registered to Financial Planning Analysts and owned by Dr. Brody, 120 shares in Mr. Brody’s own name, 10,500 shares in an SEP-IRA account in his own name, and 502,782 shares held in a master account at Financial Planning Analysts over which Dr. Brody has no voting authority, but has dispositive power.  Includes 23,613 shares issuable upon the exercise of immediately exercisable options.  Also includes 1,157 shares of Restricted Stock granted on December 30, 2005 and payable in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, and payable in 275 share increments over four (4) years commencing January 25, 2008.

(4)     Includes 75,117 shares in Mr. Courtright’s own name and 5,668 shares issuable upon the exercise of immediately exercisable options.  Also includes 1,157 shares of Restricted Stock granted on December 30, 2005 and payable in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, and payable in 275 share increments over four (4) years commencing January 25, 2008.

(5)     Includes 203,234 shares in Mr. Dallas’ own name; 63,937 shares issuable upon the exercise of immediately exercisable options.  Also includes 9,787 shares held by Mr. Dallas’ son.  Shares also disclosed as beneficially owned by Mr. Dallas include 38,413 shares held by Trenton Liberty Ins. Co. and 793,051 shares held by Dallas Financial Holdings, LLC.  These shares are also disclosed as beneficially owned by Mr. Robert H. Dallas II.  Also includes 1,157 shares of Restricted Stock granted on December 30, 2005 and payable in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, and payable in 275 share increments over four (4) years commencing January 25, 2008.

(6)     Includes 154,061 shares in Mr. Dallas’ own name; and 63,937 shares issuable upon the exercise of immediately exercisable options.  Shares also disclosed as beneficially owned by Mr. Dallas include 38,413 shares held by Trenton Liberty Ins. Co.; and 793,051 shares held by Dallas Financial Holdings, LLC.  These shares are also disclosed as beneficially owned by David D. Dallas.  Also includes 1,157 shares of Restricted Stock granted on December 30, 2005 and payable in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, and payable in 275 share increments over four (4) years commencing January 25, 2008.

(7)     Includes 142,500 shares in Mr. Loring’s own name; 17,280 shares held by Mr.. Loring’s spouse in her name; 28,944 shares owned jointly with his spouse; and 16,143 shares held by The Loring Partnership.  Also includes 63,939 shares issuable upon the exercise of immediately exercisable options.  Mr. Loring disclaims beneficial ownership of the shares held by his spouse in her own name.  Also includes 1,157 shares of Restricted Stock granted on December 30, 2005 and payable in 289 share increments over four (4) years commencing

January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, and payable in 275 share increments over four (4) years commencing January 25, 2008.

(8)     Includes 122 shares in Mr. Maricondo’s own name and 5,261 shares issuable upon the exercise of immediately exercisable options.  Also includes 1,157 shares of Restricted Stock granted on December 30, 2005 and payable in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, and payable in 275 share increments over four (4) years commencing January 25, 2008.

(9)     Includes 941 shares in Mr. Patel’s own name and 1,400 shares issuable upon the exercise of immediately exercisable options.

(10)   Includes 179,947 shares in Mr. Tucker’s own name; 63,937 shares issuable upon the exercise of immediately exercisable options; 41,940 shares held by Mr. Tucker’s spouse in her own name.  Mr. Tucker disclaims beneficial ownership of the shares held by his spouse in her own name.  Also includes 1,157shares of Restricted Stock granted on December 30, 2005 and payable in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, and payable in 275 share increments over four (4) years commencing January 25, 2008.

(11)   Includes 26,101 shares in Mr. Hughes’ own name, 3,082 of which are held in his 401K, and 79,139 shares issuable upon the exercise of immediately exercisable options.  Also includes 1,216 shares of Restricted Stock granted on December 31, 2004 and payable in 304 share increments over four (4) years commencing December 23, 2005; and 2,894 shares of Restricted Stock issued on December 30, 2005 and payable in 723 share increments over four (4) years commencing January 3, 2007; and 3,307 shares of Restricted Stock granted on January 25, 2007, and payable in 827 share increments over four (4) years commencing January 25, 2008; and 2,100 shares of Restricted Stock granted on February 29, 2008, and payable in 525 share increments over four (4) years commencing February 29, 2009; and 1,050 shares of Restricted Stock granted on April 2, 2008, and payable in 263 share increments over four (4) years commencing April 2, 2009.

(12)   Includes 2,436 shares held in Mr. Bedner’s 401K, and 25,465 shares issuable upon the exercise of immediately exercisable options.  Also includes 1,216 shares of Restricted Stock granted on December 31, 2004 and payable in 304 share increments over four (4) years commencing December 23, 2005.  Also includes 2,025 shares of Restricted Stock granted on December 30, 2005 and payable in 506 share increments over four (4) years commencing January 3, 2007.  Also includes 1,102 shares of Restricted Stock granted on January 25, 2007, and payable in 289 share increments over four (4) years commencing January 25, 2008; and 2,100 shares of Restricted Stock granted on February 29, 2008, and payable in 525 share increments over four (4) years commencing on February 29, 2009.

(13)   Includes 9,769 shares in Mr. Downes’ own name, 8,079 of which are held in his 401K, and 78,356 shares issuable upon the exercise of immediately exercisable options.  Also includes 301 shares held jointly with his former spouse.  Also includes 1,216 shares of Restricted Stock granted on December 31, 2004 and payable in 304 share increments over four (4) years commencing December 23, 2005; and 2,025 shares of Restricted Stock granted on December 30, 2005 and payable in 506 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, and payable in 275 share increments over four (4) years commencing January 25, 2008; and 2,100 shares of Restricted Stock granted on February 29, 2008, and payable in 525 share increments over four (4) years commencing on February 29, 2009.

(14)   Includes 24,334 shares in Mr. Kauchak’s own name, 107 of which are held in his 401K, and includes 73,613 shares issuable upon the exercise of immediately exercisable options.  Also includes 1,216 shares of Restricted Stock granted on December 31, 2004 and payable in 304 share increments over four (4) years commencing December 23, 2005; and 2,025 shares of Restricted Stock issued on December 30, 2005 and payable in 506 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, and payable in 275 share increments over four (4) years commencing January 25, 2008.; and 2,100 shares of Restricted Stock granted on February 29, 2008, and payable in 525 share increments over four (4) years commencing February 29, 2009.

(15)   Includes 548,265 shares issuable upon the exercise of immediately exercisable options.

(16)   All information regarding the number of shares beneficially owned and the percent of ownership by Wellington Management Company, LLP, was obtained from the Schedule 13-G/A filed with the U.S. Securities and Exchange Commission on February 17, 2009.

(17)   Includes 340,224 shares of common stock owned by a company controlled by Mr. Cassera. All information regarding the number of shares beneficially owned and the percent of ownership of Mr. Cassera is based solely on the Schedule 13D filed with the Securities and Exchange Commission on June 2, 2008.

None of the shares disclosed on the table above are pledged as security.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers of the Company earning in excess of $100,000 (the “named executive officers”) as of the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
James A. Hughes Pres./CEO	2008 2007	229,876 223,180	-0- -0-	14,301 11,537	13,565 -0-	-0- 37,383	21,057 9,085	278,799 281,185
Alan J. Bedner EVP/CFO	2008 2007	144,000 139,641	-0- -0-	7,764 8,737	12,338 -0-	-0- 24,437	5,760 4,274	169,862 177,089
Michael F. Downes EVP/CLO	2008 2007	181,748 176,748	-0- -0-	7,764 8,737	12,338 -0-	-0- 26,954	9,785 7,983	211,635 220,422
John J. Kauchak EVP/CDO	2008 2007	141,696 137,696	-0- -0-	7,764 8,737	12,338 -0-	-0- 23,064	7,697 5,252	169,495 174,749

The Company and the Bank entered into a First Amendment to Employment Agreement with Mr. Hughes on May 26, 2005, revising the March 23, 2004, Employment Agreement with Mr. Hughes with respect to his services as President of the Company and the Bank.  Under this First Amendment to Employment Agreement, Mr. Hughes will receive an annual base salary, subject to annual review and, in the discretion of the Board of Directors, adjustment based on factors deemed appropriate by the Board.  Mr. Hughes may also receive such additional cash bonuses as the Board of Directors may authorize in its discretion.  Mr. Hughes is entitled to participate in such benefit programs as are made available to employees of the Company, and to participate in such stock option or stock bonus plans as the Board of Directors may, in its discretion, determine.  Mr. Hughes’ agreement contains provisions for the payment of severance and payments upon a change in control. See “Potential Payments upon Termination or Change-in-Control.”

On December 5, 2008, the Company completed a financing transaction with the United States Treasury under the Troubled Asset Relief Program (“TARP”). As a result of the passage of the American Recovery and Reinvestment Act of 2009, all participants in TARP transactions are required to comply with substantial new restrictions on executive compensation. These restrictions will impact the terms of Mr. Hughes’ employment agreement and those other agreements described under “Potential Payments Upon Termination or Change in Control.” See “Recent Legislation and its Impact on Executive Compensation.”

OPTION EQUITY AWARDS AT FISCAL YEAR-END (12/31/08)

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
James A. Hughes	26,803		0	2.70	1/25/2011	1,216	4,742.40	0	0
	13,401		0	3.17	7/19/2011	2,894	11,286.60	0	0
	26,132		0	5.04	10/16/2012	3,308	12,901.20	0	0
	7,658		0	8.83	12/18/2013	2,100	8,190.00	0	0
	2,573	5,145	0	12.62	1/25/2017	1,050	4,095.00	0	0
	0	10,500	0	7.70	2/28/2018
	0	3,150	0	7.48	4/2/2018
Alan J. Bedner	6,701		0	2.95	4/30/2011	1,216	4,742.40	0	0
	536		0	3.17	7/19/2011	2,027	7,905.30	0	0
	6,701		0	5.04	10/16/2012	1,103	4,301.70	0	0
	6,382		0	8.86	11/20/2013	2,100	8,190.00	0	0
	2,573	5,145	0	12.62	1/25/2017
	0	7,350	0	7.70	2/28/2018
Michael F. Downes	28,336		0	2.70	1/25/2011	1,216	4,742.40	0	0
	13,401		0	3.17	7/19/2011	2,027	7,905.30	0	0
	26,368		0	5.04	10/16/2012	1,103	4,301.70	0	0
	5,106		0	8.83	12/18/2013	2,100	8,190.00	0	0
	2,573	5,145	0	12.62	1/25/2017
	0	7,350	0	7.70	2/28/2018
John J. Kauchak	17,023		0	2.70	1/25/2011	1,216	4,742.40	0	0
	13,401		0	3.17	7/19/2011	2,027	7,905.30	0	0
	30,386		0	5.04	10/16/2012	1,103	4,301.70	0	0
	7,658		0	8.83	12/18/2013	2,100	8,190.00	0	0
	2,573	5,145	0	12.62	1/25/2017
	0	7,350	0	7.70	2/28/2018

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Mr. Hughes’ employment may be terminated at any time for “cause” as defined in the Employment Agreement, or without “cause.”  In the event that Mr. Hughes is terminated without “cause” or resigns for “good cause” (as defined under the Employment Agreement and discussed below), he is entitled to receive a severance amount equal to 18 months of his then current base salary.  Such amount shall be paid in one lump sum payment (within 30 days of the termination of Mr. Hughes’ employment).  Mr. Hughes will also continue to receive medical, life insurance and other benefits to which he had been entitled at the date of termination for such 18-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  “Good Cause” under the Employment Agreement includes a material reduction in Mr. Hughes’ duties and responsibilities or any reduction in his base salary.  If Mr. Hughes’ employment were terminated without cause at December 31, 2008, or if he resigned for good cause at December 31, 2008, he would receive a severance payment equal to $344,814.

In addition, if Mr. Hughes’ employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to the greater of (i) 36 times Mr. Hughes’ monthly base salary (pro-rated based upon his annual base salary at the date of termination), or (ii) three times the amount of Mr. Hughes’ annual base salary at the date of termination, plus three times the aggregate amount of any cash bonuses paid to Mr. Hughes during the preceding fiscal year.  Such amount shall be paid in one lump sum payment (within 30 days of the termination of Mr. Hughes subsequent to a “Change in Control”).  The Company, or its successor, will be required to maintain Mr. Hughes’ hospital, health, medical and life insurance coverage during the 36-month period following his termination, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  All unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon the occurrence of a change in control.  If a change in control occurred at December 31, 2008, and Mr. Hughes’ employment terminated, he would have been entitled to a payment of $801,777.

Mr. Hughes’ employment agreement defines a change in control as including:

•                            Any event requiring the filing of a Current report on Form 8-K to announce a change in control;

•                            Any person acquiring 25% or more of the company’s voting power;

•                            If persons who serve on the Board at the beginning of the period fail to make up a majority of the Board at the end of the period;

•                            If the company fails to satisfy the listing criteria for any exchange or which its shares are traded due to the number of shareholders or the number of round lot holders; or

•                            If the Board of the company approves any transaction after which the shareholders of the company fail to control 51% of the voting power of the resulting entity.

Furthermore, if Mr. Hughes’ employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to the greater of (a) 36 times Mr. Hughes’ monthly base salary (pro-rated based upon his annual base salary at the date of termination), or (b) three times the amount of Mr. Hughes’ annual base salary at the date of termination, plus three times the aggregate amount of any cash bonuses paid to Mr. Hughes during the preceding fiscal year.  Such amount shall be paid, at the option of Mr. Hughes, in one lump sum payment (within 30 days of the termination of Mr. Hughes subsequent to a “Significant Acquisition”) or over a 36-month period.  In the event Mr. Hughes elects to receive such amount over a 36-month period, the Company will be required to maintain Mr. Hughes’ hospital, health, medical and life insurance benefits coverage during such 36-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  In the event Mr. Hughes becomes entitled to the foregoing amounts due to this termination within 18 months of a Significant Acquisition, all unvested stock options or stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon such termination. Had a Significant Acquisition occurred at December 31, 2008, and Mr. Hughes received a lump sum payment under these provisions, his severance payment would have equaled $801,777.

“Significant Acquisition” under the Employment Agreement means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company.  Mr. Hughes’ Employment Agreement has a term of three years; however, for each day elapsed during the term, a day will be added at the end of the term so that the term will be extended on a rolling basis to be three years at any point in time, unless either party shall have provided written notice to the other of its desire to cease such extensions.  In addition, the term of Mr. Hughes’ Employment Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which (in any way) restricts the payment of any amounts or benefits which may become due under Mr. Hughes’ Employment Agreement.

The Company also entered into Retention Agreements with each of its executive vice presidents, Messrs. Bedner, Downes, and Kauchak.  Each of the Retention Agreements provides that the executive may be terminated at any time for “cause” as defined in the applicable Retention Agreement or without “cause.”  In the event that the executive is terminated without “cause” or resigns for “good cause” (as defined under the applicable Retention Agreement and discussed below), the executive is entitled to receive a severance amount equal to12 months of the executive’s then current base salary.  Such amount shall be paid in a lump sum payment (within 30 days of the termination of the executive).  In addition, the executive will continue to receive medical, life insurance and other benefits to which the executive had been entitled at the date of termination for 12 months, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive.  “Good Cause” under the Retention Agreements includes a material reduction in the executive’s duties and responsibilities or any reduction in the executive’s base salary.

In addition, if the executive’s employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to twice the executive’s annual base salary at the date of termination, plus the aggregate amount of any cash bonuses paid to the executive during the preceding fiscal year.  Such amount shall be paid in one lump sum payment (within 30 days of the executive’s termination subsequent to a “change in control”).  The Company or its successor will be required to maintain the executive’s hospital, health, medical and life insurance coverage for such 24-month period.  All unvested stock options and stock option grants previously granted to the executive shall accelerate and immediately vest upon the occurrence of a change in control.

Furthermore, if the executive’s employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the First Amendment to the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to twice the amount of the executive’s annual base salary at the date of termination, plus the aggregate amount of any cash bonus paid to the executive during the preceding fiscal year.  Such amount shall be paid, at the option of the executive, in one lump sum payment (within 30 days of the termination of the executive subsequent to a “Significant Acquisition.”)  The Company is also required to maintain the executive’s hospital, health, medical and life insurance benefits coverage during such 24-month period, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive.  In the event the executive becomes entitled to the foregoing amounts due to termination within 18 months of a Significant Acquisition, all unvested stock options and stock awards previously granted to the executive shall accelerate and immediately vest upon such termination.  “Significant Acquisition” under the Retention Agreements means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company.  Each Retention Agreement has a term of three years; however, in the event that the term of the Retention Agreement would terminate at any time after the Company has engaged in substantive negotiations regarding a transaction that would lead to a change in control, the Retention Agreement shall continue to remain in full force and effect until the earlier to occur of (i) the effectuation of the transaction leading to the change in control, or (ii) the termination of the negotiations for the proposed transaction, which would have resulted in the change in control.  In addition, the term of each Retention Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which in any way restricts the payment of an award or benefits under the Retention Agreement.

The following table shows the payouts which would be made to each of Messrs. Bedner, Downes and Kauchak in the event their employment is terminated without cause and in the event that their employment is terminated following a change in control:

Name	Termination without Cause	Termination Following a Change in Control
Alan J. Bedner	$144,000	$336,874
Michael F. Downes	$181,748	$417,404
John J. Kauchak	$141,696	$319,520

RECENT LEGISLATION AND ITS IMPACT ON EXECUTIVE COMPENSATION

On February 17, 2009, the American Recovery and Reinvestment Act (“ARRA”) became law. Under the Act, all institutions that have received government investment under the TARP are required to comply with new executive compensation restrictions.  Among other things, these restrictions prohibit the payment of severance to an institution’s senior executive officers upon their departure from the institution for any reason. In addition, for institutions like the Company that have received less than $25 million under the TARP, the institution’s highest paid executive officer may not receive a cash bonus, but may receive a bonus in the form of restricted stock provided that (i) the restricted stock does not vest until the Treasury’s investment is redeemed, and (ii) the value of the restricted stock does not exceed one-third of the officer’s annual compensation. These restrictions remain in place for so long as the government’s investment in the institution is outstanding.

On December 5, 2008, the Company completed a financing transaction with the United States Treasury under the TARP.  The Company is therefore subject to these restrictions, and would be unable to make any of the payments described above under the caption “Potential Payments Upon Termination or Change in Control.” To comply with these restrictions, each of Messrs. Hughes, Bedner, Downes and Kauchak have signed waiver agreements waiving their respective rights to severance payments for so long as the Company is legally prohibited from making such payments.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Dave D. Dallas (1)	22,000	4,758	10,320	5,000	42,078
Mark S. Brody (2)	12,700	4,758	10,320	5,000	32,778
Wayne Courtright (3)	23,100	4,758	10,320	5,000	43,178
Robert H. Dallas, II (4)	18,800	4,758	10,320	5,000	38,878
Raj Patel (5)	19,450	-0-	10,320	5,000	34,770
Charles S. Loring (6)	12,200	4,758	10,320	5,000	32,278
Peter E. Maricondo (7)	12,250	4,758	10,320	5,000	32,328
Allen Tucker (8)	25,000	4,758	10,320	5,000	45,078
Donald E. Souders, Jr. (9)	9,150	-0-	10,320	5,000	24,470

(1)    At December 31, 2008, Mr. Dallas held exercisable options to purchase 63,019 shares of stock.

(2)    At December 31, 2008, Dr. Brody held exercisable options to purchase 22,695shares of stock.

(3)    At December 31, 2008, Mr. Courtright held exercisable options to purchase 4,750 shares of stock.

(4)    At December 31, 2008, Mr. Dallas held exercisable options to purchase 63,019 shares of stock.

(5)    At December 31, 2008, Mr. Patel held exercisable options to purchase 1,400 shares of stock.

(6)    At December 31, 2008, Mr. Loring held exercisable options to purchase 63,021 shares of stock.

(7)    At December 31, 2008, Mr. Maricondo held exercisable options to purchase 4,343 shares of stock.

(8)    At December 31, 2008, Mr. Tucker held exercisable options to purchase 63,019 shares of stock.

(9)    At December 31, 2008, Mr. Souders held exercisable options to purchase 1,400 shares of stock.

        Mr. Souders is a Director of Unity Bank only.

Directors of the Company do not receive per meeting fees for their service on the Company’s Board of Directors.  The Bank’s Board of Directors does receive a $5,000 retainer per year.  Directors also receive cash compensation for their service on the Board of Directors of the Bank.  Directors receive $600 for attendance at each Bank Board of Directors’ meeting, and between $200 and $500 for attendance at each Bank Committee meeting.  The Chairman of the Board and the Chairman of each individual Committee receives an additional $100.00 per meeting.  The Bank has established a deferred compensation plan permitting directors to defer receipt of these fees, while also deferring tax liabilities on the payments and earnings thereon. In addition, the Directors are eligible to participate in the Company’s stock bonus and stock option plans.  During 2008, the Company’s non-employee Directors each received stock options for 8,000 shares at $3.80 per share derived from the Company’s various Stock Option Plans.

MANAGEMENT AND DIRECTOR DEFERRED FEE PLAN

Directors of the Company have the option to elect to defer up to 100% of their respective retainer and board fees and each member of executive management has the option to elect to defer 100% of their year-end cash bonuses.  The crediting rate of the deferred account balance is equal to the prime rate plus 100 basis points with a minimum of 4% and a maximum of 10% adjusted annually and compounded monthly.  Each plan participant is 100% vested in his deferred account balance.  The retirement age under the plan is 65, and the benefit payment is paid in annual installments for 10 years or as a lump sum.  The death benefit under the plan is 100% of the account balance paid to the participant’s beneficiary in annual installments for 10 years or a lump sum if death occurs prior to retirement.  During the Company’s fiscal year ended December 31, 2008, Dr. Brody received interest on his account balance of $7,187.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors, or in which they have beneficial ownership interest of ten percent or more).  These loans have all been made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or represent other unfavorable features.

Other than the ordinary course lending transactions described above, which must be approved by the Bank’s Board under bank regulatory requirements, all related party transactions are reviewed and approved by our Audit Committee.  This authority is provided to our Audit Committee under its written charter.  In reviewing these transactions, our Audit Committee seeks to ensure that the transaction is no less favorable to the Company than a transaction with an unaffiliated third party.  During 2007 and 2008, there were no transactions with related parties which would not have been required to be approved by our Audit Committee, and there were no related party transactions not approved by our Audit Committee.

In addition, the Company leases its Clinton, New Jersey, headquarters from a partnership in which Messrs. David Dallas and Robert Dallas are partners.  Under the lease for such facility, such partnership received aggregate rental payments of $553,247 in 2007 and 2008.  The Company believes that such rent payments reflected market rent and that such lease reflects terms that are comparable to those that could have been obtained in a lease with an unaffiliated third party.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE PAY-FOR-PERFORMANCE COMPENSATION

Under the ARRA, companies that participate in any assistance programs administered by the United States Department of the Treasury, including the Capital Purchase Plan (“CPP”), are required to provide shareholders the opportunity to vote on a non-binding advisory proposal to approve the compensation of executives. The Company closed an investment with the U.S. Treasury under the CPP on December 5, 2008.  Accordingly, the Company’s shareholders are entitled to cast a non-binding advisory vote on the compensation of the Company’s executive officers.

The Company has determined to implement this requirement by providing shareholders a simple vote that indicates their position (by a yes or no vote) with respect to the level of the Company’s overall executive compensation.

Our Board of Directors, primarily through our Nominating and H/R Compensation Committee, annually reviews and approves corporate and/or individual goals and objectives relevant to the compensation of our executive officers, evaluates performance in light of those goals and objectives, and sets levels of compensation based on this evaluation.  In determining any long-term incentive component of compensation, the Committee will consider all such factors as it deems relevant, such as the Company’s performance and relative shareholder return, the value of similar incentive awards at comparable companies and the awards granted in previous years. We also believe that both the Company and shareholders benefit from these compensation policies.

The Board recommends that shareholders approve, in an advisory vote, the following resolution:

“Resolved, that the shareholders approve the overall executive compensation of the Company as described in this proxy statement, including the tabular disclosure regarding the Company’s executive officers contained herein.”

Because your vote is advisory, it will not be binding upon the Board. However, the H/R Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY PROPOSAL SET FORTH ABOVE.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting.  However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the section of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

COMPLIANCE WITH SECTION 16(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (who are referred to as “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC.  Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received or written representations from Reporting Persons, the Company believes that, with respect to the fiscal year ended December 31, 2008, all of the Reporting Persons timely complied with all applicable filing requirements, with the exception of Michael F. Downes, who filed a late Form 4 due to an inadvertent sale of Unity Bancorp, Inc. stock held in his 401K plan, which was not discovered until after the required time frame for filing with the SEC.

SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2010 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2010 Annual Meeting of Shareholders must ensure that the proposal is received by the Corporate Secretary at Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey, 08809, no later than December 18, 2009, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or is otherwise submitted.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request.  Please direct all inquiries to the Company’s Corporate Secretary at (908) 713-4308.

REVOCABLE PROXY UNITY BANCORP, INC.

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2009

The undersigned hereby appoints James A. Hughes and Alan J. Bedner, and each of them, with full power of substitution, as proxies to vote all of the shares of the common stock of Unity Bancorp, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Grand Colonial Restaurant, Route 173 West, Perryville (Hampton), NJ, on Thursday, April 23, 2009 at 3:00 P.M., and at any adjournment thereof. The undersigned hereby revokes any and all prior proxies given with respect to such meeting.

		For	Against	Abstain
1.	The election of the nominees listed below to serve on the Board of Directors of the Company for the terms set forth in the Company’s proxy statement.	☐	☐	☐

Dr. Mark S. Brody, Charles S. Loring, and Raj Patel

INSTRUCTION: To withhold authority to vote for any individual nominee, “For All Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain
2.

To consider and approve the following advisory (non-binding) proposal: “Resolved, that the shareholders approve the compensation of the Company’s executive officers as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement”.

	☐	☐	☐

3.  In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

This Proxy will be voted as specified hereon. If no choice is specified, the Proxy will be voted “FOR” the proposals listed above.

This Proxy is solicited by the Board of Directors of the Company.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name and then an authorized officer should sign his name and print his name below his signature. If the shares are held in a joint name, all joint owners should sign.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	☐

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

UNITY BANCORP, INC. PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.